EXHIBIT 21.1
                               VECTREN CORPORATION
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                                  Subsidiaries

Wholly Owned Subsidiaries:
                                             State of Incorporation/   Doing Business As
Name of Entity                               Jurisdiction
---------------------------------------      -----------------------   -----------------------
|X|  Vectren Utility Holdings, Inc.          Indiana
|X|  Southern Indiana Gas and Electric       Indiana                   Vectren Energy Delivery
     Company, Inc.                                                     of Indiana, Inc.
|X|  Indiana Gas Company, Inc.               Indiana, Ohio             Vectren Energy Delivery
                                                                       of Indiana, Inc.
|X|  Vectren Energy Delivery of Ohio,        Ohio
     Inc.
|X|  Vectren Enterprises, Inc.               Indiana
|X|  Vectren Energy Services, Inc.           Indiana
|X|  Vectren Utility Services, Inc.          Indiana
|X|  Vectren Communications, Inc.            Indiana
|X|  Vectren Ventures, Inc.                  Indiana
|X|  Vectren Financial Group, Inc.           Indiana
|X|  Vectren Energy Marketing and            Indiana
     Services, Inc.
|X|  Vectren Energy Retail, Inc.             Indiana
|X|  Energy Systems Group, Inc.              Indiana
|X|  Vectren Environmental Services,
     Inc.
|X|  Vectren Fuels, Inc.                     Indiana
|X|  Vectren Broadband, Inc.                 Indiana
|X|  Vectren Communications Services,        Indiana
     Inc.
|X|  Southern Indiana Properties, Inc.       Indiana
|X|  Vectren Synfuels, Inc.                  Indiana
|X|  Energy Realty, Inc.                     Indiana
|X|  Energy Systems Group, LLC               Indiana
|X|  Vectren Retail, LLC                     Indiana, Ohio             Vectren Source
|X|  Vectren Capital Corp.                   Indiana
|X|  Vectren Aero, LLC                       Indiana

Less than Wholly Owned Subsidiaries:

                                             State of Incorporation/   Doing Business As
Name of Entity                               Jurisdiction
--------------------------------------       -----------------------   -------------------
|X|  ProLiance Energy, LLC                   Indiana
|X|  Reliant Services, LLC                   Indiana
|X|  Haddington Energy Partners, LP          Delaware
|X|  Haddington Energy Partners II, LP       Delaware
|X|  Pace Carbon Synfuels, LP                Delaware

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